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                                                                    EXHIBIT 23.3

PRICEWATERHOUSECOOPERS


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                                                              PRICEWATERHOUSECOOPERS LLP
                                                              CHARTERED ACCOUNTANTS
                                                              5700 Yonge Street
                                                              Suite 1900
                                                              North York Ontario
                                                              Canada M2M 4K7
                                                              Telephone +1 (416) 218 1500
                                                              Facsimile +1 (416) 218-1499
                                                              Direct Tel. +1 (416)
                                                              218-1432
                                                              Direct Fax +1 (416) 218-1499
March 29, 2000
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation in the Pre-Effective Amendment No. 1 to Registration Statement on Form F-3 of Visible Genetics Inc. (the "Company") dated March 29, 2000, of our report dated February 18, 2000 relating to our audit of the Company's consolidated balance sheets as at December 31, 1999 and 1998 and the consolidated statements of operations, deficit, comprehensive loss, and cash flows for the years ended December 31, 1999, 1998 and 1997, and to the reference in the Registration Statement to our firm under the headings "Selected Consolidated Financial Data" and "Experts."


/s/ PricewaterhouseCoopers
Chartered Accountants